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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                                                Monterrey, N.L.

   As independent public accountants, we hereby consent to the use in this registration statement of our report dated April 3, 2001, except with respect to the restatement to constant Mexican pesos as of June 30, 2001 and the matter discussed in Note 2 c), as to which the date is September 30, 2001, included herein and to all references to our Firm included in this registration statement.


February 4, 2002